Exhibit 99

ROCKY BRANDS, INC.
Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951
Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2012 RESULTS

Funded Debt Decreased 33% to $23.5 Million

Company Announces New Order to Fulfill a Contract to the U.S. Military

NELSONVILLE, Ohio, February 21, 2013 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and fiscal year ended December 31, 2012.

Fourth Quarter 2012 Income and Sales

The Company reported fourth quarter net income of $2.5 million, or $0.34 per diluted share compared with net income of $0.3 million, or $0.04 per diluted share in the fourth quarter of 2011. The fourth quarter of 2011 included a one-time, non-operational charge of $3.7 million, net of tax, associated with the termination of its defined benefit pension plan. Excluding the charge, fourth quarter 2011 net income was $3.9 million, or $0.52 per diluted share. (See below for a reconciliation of fourth quarter 2011 income per diluted share on a GAAP basis to a non-GAAP basis). Fourth quarter 2012 net sales were $58.0 million versus net sales of $64.0 million a year ago.

Fiscal Year 2012 Income and Sales

The Company reported net income of $8.9 million, or $1.18 per diluted share, for fiscal year 2012, compared with net income of $8.3 million, or $1.11 per diluted share, for fiscal 2011. Excluding the aforementioned charge, fiscal year 2011 net income was $12.0 million, or $1.60 per diluted share. (See below for a reconciliation of fiscal year 2011 income per diluted share on a GAAP basis to a non-GAAP basis). For fiscal year 2012, net sales were $228.3 million versus net sales of $239.6 million in fiscal year 2011.

Military Contract

The Company also announced it has received an order to fulfill a contract to the U.S. Military to produce “Hot Weather” combat boots. The first year of the contract includes a minimum purchase amount of $3.0 million and a maximum of $15.0 million. Shipment of the boots is expected to begin in March 2013. The contract includes an option for four additional years with the same terms.

David Sharp, President and Chief Executive Officer, commented, “Our fourth quarter performance reflects the challenges facing the more weather sensitive areas of our business as a second consecutive winter of mild temperatures tapered demand for insulated, waterproof boots. In an effort to mitigate the impact of weather and further diversify our operations, we’ve been developing new product lines with good success evidenced by the increase in Durango lifestyle and western sales which were both up 44% in 2012. Based on the momentum of these two categories, combined with other growth vehicles, including a private label program with one of our largest wholesale accounts and a recently awarded military contract, we believe we are well positioned to generate solid top-line expansion in the first half of 2013. Looking further out, we remain confident that the adjustments we’re making to the business will allow us to grow sales annually on a consistent basis and leverage costs to drive improved profitability and greater shareholder value.”

Fourth Quarter Review

Net sales for the fourth quarter were $58.0 million compared to $64.0 million a year ago. Wholesale sales for the fourth quarter were $46.0 million compared to $51.7 million for the same period in 2011. Retail sales for the fourth quarter increased to $12.0 million compared to $11.8 million for the same period last year. There were no military segment sales for the fourth quarter compared to $0.4 million in the fourth quarter of 2011.

Gross margin in the fourth quarter of 2012 was $20.7 million, or 35.7% of sales, compared to $22.5 million, or 35.1% of sales, for the same period last year. The 60 basis point increase was driven by higher retail gross margins versus the year ago period.

Selling, general and administrative (SG&A) expenses were $16.8 million, or 28.9% of net sales, for the fourth quarter of 2012 compared to $16.7 million, or 26.2% of net sales, a year ago.

Income from operations was $3.9 million, or 6.8% of net sales, compared to $5.7 million, or 8.9% of net sales, excluding the aforementioned charge associated with the termination of the defined benefit pension plan, in the prior year period.

Interest expense was $0.2 million for the fourth quarter of 2012, versus $0.2 million for the same period last year.

The Company’s funded debt decreased 33.0% to $23.5 million at December 31, 2012 versus $35.0 million at December 31, 2011.

Inventory increased 3.3% to $67.2 million at December 31, 2012 compared with $65.0 million on the same date a year ago.

Reconciliation of Income per Diluted Share on a GAAP Basis to a Non-GAAP Basis

	Three Months Ended December 31, 2011			Year Ended December 31, 2011
	GAAP Basis	Pension Plan Termination	Non-GAAP Basis	GAAP Basis	Pension Plan Termination	Non-GAAP Basis
Income before income taxes	$276,881	$5,280,998	$5,557,879	$12,034,464	$5,280,998	$17,315,462

Income tax expense/(benefit)	3,569	(1,628,495)	1,632,064	3,727,569	(1,628,495)	5,356,064

Net income	$273,312	$3,652,503	$3,925,815	$8,306,895	$3,652,503	$11,959,398

Income per share - Diluted	$0.04	$0.49	$0.52	$1.11	$0.49	$1.60

Conference Call Information

The Company’s conference call to review fourth quarter and fiscal 2012 results will be broadcast live over the internet today, Thursday, February 21, 2013 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango® and Lehigh® and the licensed brands Michelin® and Mossy Oak®. Rocky Brands is proud to supply footwear to the United States military. For more information, visit www.RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding the expected shipment of boots under the contract with the U.S. Military (paragraph 4) and sales growth and profitability (paragraph 5). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2011 (filed February 28, 2012) and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2012 (filed April 25, 2012), June 30, 2012 (filed July 27, 2012 and amended August 6, 2012), and September 30, 2012 (filed and amended on October 31, 2012). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
	Unaudited	Audited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,022,579	$3,650,291
Trade receivables – net	44,555,057	45,008,793
Other receivables	575,984	946,686
Inventories	67,196,245	65,019,048
Income tax receivable	-	1,164,664
Deferred income taxes	1,252,030	1,154,040
Prepaid expenses	2,127,726	2,561,941
Total current assets	119,729,621	119,505,463
FIXED ASSETS – net	24,252,465	23,557,102
IDENTIFIED INTANGIBLES	30,498,802	30,493,107
OTHER ASSETS	363,527	510,293
TOTAL ASSETS	$174,844,415	$174,065,965

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$9,930,518	$5,696,363
Accrued expenses:
Taxes - other	704,064	609,992
Income tax payable	335,210	-
Other	3,324,668	4,624,167
Total current liabilities	14,294,460	10,930,522
LONG TERM DEBT	23,461,340	35,000,000
DEFERRED INCOME TAXES	11,148,333	10,987,395
DEFERRED LIABILITIES	303,406	488,437
TOTAL LIABILITIES	49,207,539	57,406,354
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December
31, 2012 - 7,503,568; December 31, 2011 - 7,489,995	69,694,770	69,572,270

Retained earnings	55,942,106	47,087,341
Total shareholders' equity	125,636,876	116,659,611
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$174,844,415	$174,065,965

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	Unaudited	Unaudited	Unaudited	Audited

NET SALES	$58,043,987	$63,989,643	$228,317,663	$239,599,096

COST OF GOODS SOLD	37,313,685	41,532,318	148,031,073	151,668,341

GROSS MARGIN	20,730,302	22,457,325	80,286,590	87,930,755

OPERATING EXPENSES
Selling, general and administrative expenses	16,799,780	16,744,251	66,679,761	69,852,696
Pension termination charges	-	5,280,998	-	5,280,998
Total operating expenses	16,799,780	22,025,249	66,679,761	75,133,694

INCOME FROM OPERATIONS	3,930,522	432,076	13,606,829	12,797,061

OTHER INCOME AND (EXPENSES):
Interest expense	(183,671)	(218,667)	(650,873)	(979,511)
Other – net	(11,575)	63,472	131,463	216,914
Total other - net	(195,246)	(155,195)	(519,410)	(762,597)

INCOME BEFORE INCOME TAXES	3,735,276	276,881	13,087,419	12,034,464

INCOME TAX EXPENSE	1,187,199	3,569	4,232,654	3,727,569

NET INCOME	$2,548,077	$273,312	$8,854,765	$8,306,895

INCOME PER SHARE
Basic	$0.34	$0.04	$1.18	$1.11
Diluted	$0.34	$0.04	$1.18	$1.11

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,503,568	7,489,995	7,503,494	7,486,655
Diluted	7,503,568	7,489,995	7,503,494	7,487,196

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